Exhibit 5.1
Opinion of Counsel
June 10, 2008
Advocat Inc.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
Ladies and Gentlemen:
     We have acted as special counsel to Advocat Inc. (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 150,000 shares (the “Shares”) of common stock, par value $.01 per share, of the Company (the “Common Shares”) which may be issued pursuant to the Advocat Inc. 2008 Stock Purchase Plan for Key Personnel (the “Plan”). This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and with agencies of such states and other jurisdictions as may be necessary in the course of complying with the laws of such states and jurisdictions regarding the offering and sale of the stock in accordance with the Registration Statement.
     This Opinion Letter is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the “Accord”) of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, assumptions, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.
     We have examined originals, or certified or photostatic copies of such statutes, records, regulations, certificates of the officers of the Company and of public officials, and such other information as we have deemed necessary for purposes of rendering this opinion.
     In stating our opinion, we have assumed: (i) that all signatures are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents; and (ii) that the parties to such documents have the legal right and power under all applicable laws, regulations and agreements to enter into, execute, deliver and perform their respective obligations thereunder.
     On the basis of such review, but subject to the limitations expressed herein, we are of the opinion, as of the date hereof, that the securities being registered by the Registration Statement will, when issued in compliance with the Plan and sold as contemplated under the Registration Statement, be legally issued, fully paid and non-assessable.
     Our opinion herein is limited solely to the laws of the United States of America and the corporate law of the State of Delaware. In rendering the opinion set forth herein, we have relied upon the documents provided by the Company as referenced above and have made no independent verification or investigation of factual matters pertaining thereto or to the Company.
Very truly yours,
HARWELL HOWARD HYNE
GABBERT & MANNER, P.C.
/s/ Harwell Howard Hyne Gabbert & Manner, P.C.